EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement Number 333-____ (dated June 6, 1997 on Form S-2), of People's Bancshares, Inc. of our report dated January 24, 1997 on the financial statements of People's Bancshares, Inc. appearing in the Annual Report on Form 10-K of People's
Bancshares, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





WOLF & COMPANY, P.C.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 6, 1997